UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 15, 2016

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

METALDYNE PERFORMANCE GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-36774	47-1420222
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.

One Towne Square, Suite 550 Southfield, MI	48076
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(248)-727-1800

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors (the “Audit Committee”) of Metaldyne Performance Group Inc. (the “Company”) conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016.  On July 15, 2016, the Audit Committee approved the Company’s engagement of Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016 and approved the dismissal of KPMG LLP (“KPMG”).  The dismissal of KPMG will be effective upon KPMG’s completion of its review of the Company’s consolidated financial statements for the quarter and six months ended July 3, 2016.

KPMG’s audit reports on the Company’s consolidated financial statements and schedule as of and for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit reports of KPMG noted the following modifications as of and for the fiscal years ended December 31, 2015 and 2014, respectively:

“We did not audit the financial statements and financial statement schedule of ASP HHI Holdings, Inc., a wholly owned subsidiary, which financial statements reflect net sales constituting 45% of consolidated net sales for the year ended December 31, 2013. Those financial statements and financial statement schedule were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for ASP HHI Holdings, Inc., is based solely on the report of other auditors.”

And;

“We did not audit the financial statements and financial statement schedule of ASP HHI Holdings, Inc., a wholly owned subsidiary, which financial statements reflect total assets constituting 45% as of December 31, 2013 and net sales constituting 45% and 91% for the year ended December 31, 2013 and the period from October 6, 2012 through December 31, 2012, respectively, of the consolidated totals. Those financial statements and financial statement schedule were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for ASP HHI Holdings, Inc., is based solely on the report of the other auditors.”

The audit report of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2015 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2014 did not include an audit report of KPMG on the effectiveness of internal control over financial reporting due to a transition period established by the Securities and Exchange Commission (the “SEC”) for newly public companies.

During fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through the date of this Current Report on Form 8-K (the “Report”), there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in its reports on the financial statements for such years.

During fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through the date of this Report, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K except for a material weakness in internal controls over financial reporting as of the fiscal year ended December 31, 2014 as previously disclosed in “Item 9A. Controls and Procedures” of the Company’s 2014 annual report on Form 10-K, which description is incorporated herein by reference (the “2014 Reportable Event”).  The 2014 Reportable Event related to inadequate controls around program change, system access, computer operations, and system development for certain IT systems that management relied upon for the preparation and review of financial information. The Audit Committee has previously discussed the 2014 Reportable Event with KPMG and has authorized KPMG to respond fully to the inquiries of D&T as the successor independent registered public accounting firm concerning the 2014 Reportable Event, and KPMG has agreed to provide such information to D&T.

The Company provided KPMG with a copy of the disclosures it is making in this Report prior to the time the Report was filed with the SEC. The Company requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of KPMG’s letter dated July 21, 2016 is attached as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim periods through the date of this Report, neither the Company nor anyone on its behalf has consulted with D&T regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that D&T concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

16.1 Letter of KPMG LLP dated July 21, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BY:	/s/ Mark Blaufuss	Date: July 21, 2016
Mark Blaufuss
Chief Financial Officer